UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 22, 2004

Date of Report (date of Earliest Event Reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1211 Semoran Boulevard, Suite 141

Casselberry, FL 32707

(Address of principal executive offices and zip code)

(407) 679-9463

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Item 4. Changes in Registrant’s Certifying Accountant

On June 22, 2004 Asconi Corporation, a Nevada corporation (the “Company”) was advised by Michaelson & Co., P.A (“Michaelson”) that Michaelson was declining to continue its engagement as the Company’s independent accountant.

Also on June 22, 2004 the Company engaged the firm of Moore, Stephens Lovelace, P.A. (“Moore Stephens Lovelace”) as its new independent accountants.

Michaelson audited the Company’s financial statements for the years ended December 31, 2002 and 2003. During Michaelson’s engagement with the Company and in the subsequent interim period through June 22, 2004:

(i) Michaelson’s audit reports on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2003 and 2002, respectively, did not contain any adverse opinion or disclaimer of opinion; nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, and

(ii) the Company did not have any disagreements with Michaelson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michaelson, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

In addition, during Michaelson’s engagement with the Company and in the subsequent interim period through June 22, 2004, except as disclosed below, Michaelson did not advise the Company: (a) that the internal controls necessary for the Company to develop reliable financial statements do not exist; (b) that information has come to Michaelson’s attention that has led it to no longer be able to rely on management’s representations, or that has made Michaelson unwilling to be associated with the financial statements prepared by management, except as set forth below; (c) of the need to expand significantly the scope of Michaelson’s audit; or (d) that information had come to Michaelson’s attention that if further investigated (i) might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) might cause Michaelson to be unwilling to rely on management’s representations or to be associated with the Company’s financial statements, or that for any reason, the issue has not been resolved to Michaelson’s satisfaction prior to its declination to renew its engagement with the Company.

In connection with its audit of the Company’s 2003 financial statements, Michaelson reported to the Company and to the Audit Committee the existence of certain material weaknesses in the Company’s system of internal controls. The weaknesses reported by Michaelson were substantially the same as the ones described by the Company in Item 8A in its Annual Report on Form 10-KSB for the year ended December 31, 2003, and this Current Report on Form 8-K should be read in conjunction with the information appearing in that Item 8A of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

The engagement of Moore Stephens Lovelace was approved by the Company’s Audit Committee. During the years ended December 31, 2002 and 2003 and the subsequent interim period through June 22, 2004 the Company did not consult with Moore Stephens Lovelace on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company has authorized Michaelson to responds fully to all inquiries from Moore Stephens Lovelace.

The Company has provided Michaelson with a copy of this Current Report on Form 8-K and has requested that Michaelson furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter from Michaelson is filed as Exhibit 16.1 hereto.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

16.1	Michaelson’s June 24, 2004 letter to the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2004	By:	/s/ Constantin Jitaru
	Name:	Constantin Jitaru
	Title:	President and Chief Executive Officer